Membership Interest Purchase Agreement

by and among
TRB Newark Assemblage llc and TRB Newark TRS llc,
collectively as Seller

and

RBH Partners III, LLC, as Buyer

dated as of
February __, 2016

i

ii

EXHIBIT 10.2
Membership Interest Purchase Agreement
This Membership Interest Purchase Agreement (this "Agreement"), dated as of February 23, 2016, is entered into between TRB Newark Assemblage LLC, a New York limited liability company (“TRB”) and TRB Newark TRS LLC, a Delaware limited liability company (“TRB REIT”, and together with TRB, collectively, “Seller”) and, RBH Partners III, LLC a Delaware limited liability company (“Buyer”) and is joined in by RBH-TRB Newark Holdings, LLC, a New York limited liability company (the “Company”) and GS-RBH Newark Holdings, LLC, a Delaware limited liability company (“Indemnitor”).
RECITALS
WHEREAS, Seller owns a 50.10% membership interest (the “Membership Interests”) in the Company;

WHEREAS, TRB owns a 0.01% membership interest (the “East Mezz Membership Interests”) in RBH-TRB East Mezz LLC, a Delaware limited liability company (“East Mezz”) and a 0.01% membership interest (the “Project A QALICB Membership Interests” and together with the, East Mezz Membership Interests, collectively, the “Sliver Interests”) in Teachers Village Project A QALICB Urban Renewal Entity, LLC, a New Jersey limited liability company (“Project A QALICB”); and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Membership Interests and the Sliver Interests, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
Purchase and Sale

Section 1.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined herein), Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to the Membership Interests and the Sliver Interests, in each case free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance, subject, however, to Section 2.10 ("Encumbrance"), for the consideration specified in Section 1.02.

Section 1.02    Purchase Price. The aggregate purchase price for the Membership Interests and the Sliver Interests shall be Sixteen Million Nine Hundred Nineteen Thousand Six Hundred Sixty Five and 91/100 Dollars ($16,919,665.91) (the "Purchase Price"). Buyer shall pay the Purchase Price to Seller at the closing in cash, by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Schedule 1.02 attached hereto. The Purchase Price shall be allocated between the two entities comprising Seller in proportion to their respective interests in the Company (i.e., 99.98% ($16,916,281.98) to TRB and 0.02% ($3,383.93) to TRB REIT).

Section 1.03Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneously with the execution of this Agreement on the date of this Agreement (the "Closing Date") at the offices of Hunton & Williams LLP, 200 Park Avenue, 52nd Floor, New York, NY 10166-0005. The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. on the Closing Date.

Section 1.04Transfer Taxes. Buyer shall pay, and shall reimburse Seller for any amounts paid by Seller in respect of, any and all sales, use or transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses (including, without limitation, the NJ Controlling Interest Transfer Tax), if any, that become due and payable as a result of the transactions contemplated by this Agreement, and Buyer and the Company (jointly and severally) shall indemnify and hold Seller harmless from and against any and all liabilities (including reasonable attorneys fees) resulting from the failure by Buyer to timely make such payments. The provisions of this Section 1.04 shall survive the Closing.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER
Seller represents and warrants to Buyer that the statements contained in this Article II are true and correct as of the date hereof. For purposes of this Article II, "Seller's knowledge," "knowledge of Seller" and any similar phrases shall mean the actual knowledge of any director or officer of Seller.
Section 2.01    Organization and Authority of Seller; Enforceability. TRB is a limited liability company duly organized, validly existing and in good standing under the laws of the state of New York. TRB REIT is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware. Seller has full limited liability company power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the documents to be delivered hereunder have been duly authorized, executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer, the Company and Indemnitor) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

Section 2.02    No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the articles of organization or certificate of formation (as applicable), LLC agreement or other organizational documents of Seller; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Seller is a party; or (d) result in the creation or imposition of any Encumbrance on the Membership Interests or the Sliver Interests.
Section 2.03 Legal Proceedings. There is no claim, action, suit, proceeding or governmental investigation ("Action") of any nature pending or, to Seller's knowledge, threatened against or by Seller (a) to Seller's knowledge, relating to or affecting Seller’s title to the Membership Interests or the Sliver Interests; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Seller’s knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. Seller is not insolvent and has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition in bankruptcy or suffered the filing of any involuntary petition by any of its creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of its assets, suffered the attachment or other judicial seizure of all, or substantially all, of its assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

Section 2.04    Intentionally Omitted.

Section 2.05    Ownership of Membership Interests. Seller is the sole legal, beneficial, record and equitable owner of the Membership Interests and the Sliver Interests, free and clear of all Encumbrances whatsoever. To Seller's knowledge, there is no tax deficiency, interest or penalty or other assessment against the Membership Interests or the Sliver Interests, which has not been paid and there is no pending audit or inquiry from any federal, state or local tax authority relating to Seller which reasonably may be expected to result in a tax deficiency, interest, penalty or other assessment against the Membership Interests and the Sliver Interests.

Section 2.06    OFAC. Seller is not, and will not become, a person or entity with whom United States persons or entities are restricted or prohibited from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s specially designated and blocked persons list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

Section 2.07    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

Section 2.08    Non-foreign Status. Seller is not a foreign person as such term is used in Treasury Regulation Section 1.1445-2.

Section 2.09    Guaranties. BRT (as hereinafter defined) is the sole member of both TRB or TRB REIT, and BRT has not previously transferred any of its direct ownership interest in either TRB or TRB REIT.

Section 2.10    Limitation on Seller’s Representations and Warranties. Except as expressly set forth in this Agreement, Seller has not made and is not making, and hereby specifically disclaims, any warranties or representations of any kind or character, express or implied, with respect to, and Seller shall have no responsibility with respect to, the Membership Interests, the Sliver Interests, the Company or any of the Company’s subsidiaries (including, without limitation, East Mezz and Project A QALICB), or the Company’s or its subsidiaries’ properties, activities, business, affairs, solvency, indebtedness, financial condition, financial or other statements, or any other matters, including without limitation as to (i) matters of title, (ii) environmental matters relating to any property (iii) the condition or use (or potential use) of any property or compliance of any property with any past, present or future federal, state or local ordinances, rules, regulations or laws, (iv) the merchantability of the Membership

Interests, the Sliver Interests or any property or the fitness of any property for any particular purpose, (v) tax consequences, (vi) status of development and/or construction of any properties owned or controlled by the Company or any of its subsidiaries (including, without limitation, East Mezz and Project A QALICB), or whether any such construction is or is anticipated to be completed on time or within budget, or (vii) any matter relating to any agreements of any nature to which the Company or any of its subsidiaries (including, without limitation, East Mezz and Project A QALICB), is a party, including without limitation, any agreements entered into by Seller in connection with any financing obtained by the Company or any of its subsidiaries (including, without limitation, East Mezz and Project A QALICB). The representations and warranties in this Article II specifically exclude any agreements of any nature to which the Company or any of its subsidiaries (including, without limitation, East Mezz and Project A QALICB), is a party, including without limitation, any agreements entered into by Seller in connection with any financing obtained by the Company or any of its subsidiaries (including, without limitation, East Mezz and Project A QALICB), and notwithstanding anything in this Agreement to the contrary, Seller is not making any representations or warranties to Buyer with regard to any transactions, agreements, actions or other matters to which the Company or its subsidiaries (including, without limitation, East Mezz and Project A QALICB), are a party.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer and the Company jointly and severely represent and warrant to Seller that the statements contained in this Article III are true and correct as of the date hereof. For purposes of this Article III, "Buyer's knowledge," "knowledge of Buyer" and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Buyer (including without limitation Ron Beit-Halachmy), after due inquiry.

Section 3.01    Organization and Authority of Buyer and the Company; Enforceability. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the state of New York. Buyer and the Company have full limited liability company power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer and the Company of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer and the Company. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer and the Company, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer and the Company enforceable against Buyer and the Company in accordance with their respective terms.

Section 3.02    No Conflicts; Consents. The execution, delivery and performance by Buyer and the Company of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of formation, LLC agreement or other organizational documents of Buyer, the Company or any of its subsidiaries (including, without limitation, East Mezz and Project A QALICB); or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer, the Company or any of its subsidiaries (including, without limitation, East Mezz and Project

A QALICB). No consent, approval, waiver or authorization is required to be obtained by Buyer or the Company from any person or entity (including any governmental authority and/or the holders of any indebtedness of the Company or its subsidiaries (including, without limitation, East Mezz and Project A QALICB) or which is secured by any of the Company’s or its subsidiaries’ assets or properties) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby, other than any consent, approval, waiver or authorization which has been obtained and which shall be delivered to Seller at Closing.

Section 3.03    Investment Purpose. Buyer is acquiring the Membership Interests and the Sliver Interests solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Membership Interests and the Sliver Interests are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Membership Interests and the Sliver Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 3.04    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer, the Company or any of the Releasors (as defined in Section 4.02(e) below).

Section 3.05    Legal Proceedings. There is no Action pending or, to Buyer's knowledge, threatened against or by Buyer or the Company or, any of the Company’s subsidiaries that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

Section 3.06    OFAC. Neither Buyer nor the Company is, and no such party will become, a person or entity with whom United States persons or entities are restricted or prohibited from doing business under regulations of OFAC (including those named on OFAC’s specially designated and blocked persons list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

Section 3.07    Buyer’s Acknowledgement. Buyer represents that it and/or its principals are knowledgeable, experienced and sophisticated buyers and developers of real estate and that, except as expressly set forth in this Agreement, Buyer and the Company each acknowledge that the principals of Buyer have, since the formation of the Company, exercised managerial control over all of the Company’s activities and are fully familiar therewith. Buyer acknowledges that it has, independently and without reliance on Seller (except as set forth in the representations in Article II above), relied on its own expertise and made its own financial analysis and appraisal of the business, affairs, solvency, financial condition and other matters with respect to the Company, its affiliates and (including, without limitation, East Mezz and Project A QALICB), and their respective assets and obligations, in making its decision to enter into this Agreement and consummate the transaction that is the subject hereof.

Section 3.08    Guaranties. To Buyer's knowledge, neither Seller nor any of its affiliates have entered into any contribution agreements, indemnities or guaranties in connection with Ron Beit Halachmy, the Company, or any of their respective subsidiaries or affiliates (including, without limitation, in connection with any financing transactions which the Company or any of its subsidiaries or affiliates are or have been a party), other than (1) that certain Guaranty and Indemnification Agreement dated February 3, 2012 by the Company, RBH Partners, LLC, and TRB in favor of U.S. Bank National Association, New Jersey Economic Development Authority and The Prudential Insurance Company of America and that certain Guaranty Agreement dated February 3, 2012 by the Company, RBH Partners, LLC, and TRB in favor of The Prudential Insurance Company of America (such guaranties referenced in this clause (1), collectively, the “RAB Indemnities and Guaranties”) and (2) that certain Indemnity Agreement dated September 27, 2010, by, between and among Ron Beit Halachmy, Steel Partners, Ltd., Berggruen Holdings Ltd., WBY LLC and BRT Realty Trust, that certain Indemnity Agreement dated September 14, 2012, by, between and among Ron Beit Halachmy, Steel Partners, Ltd., Berggruen Holdings Ltd., Newark Holdings LLC and BRT Realty Trust and that certain Indemnity Agreement dated September 30, 2014, by, between and among Ron Beit Halachmy, Steel Partners, Ltd., Berggruen Holdings Ltd., Newark Holdings LLC and BRT Realty Trust and (such indemnity agreements referenced in this clause (2), collectively, the “BRT Indemnities”).

Section 3.09    Releasor Operating Agreements and RBH Capital Consent. Buyer has heretofore delivered to Seller true, complete and correct copies of the operating agreements and all amendments thereto of each of the Releasors that is not an individual, as set forth on Schedule 3.09 attached hereto. There have been no further amendments, modifications or rescissions to such operating agreements as of the date hereof and such operating agreements are currently in full force and effect. Buyer has heretofore delivered to Seller a true and correct copy of the Written Consent of the Sole Member of RBH Capital LLC, dated as of the date hereof, which Consent is in full force and effect as of the date hereof and which has not been amended, repealed or superseded.

ARTICLE IV
CLOSING DELIVERIES

Section 4.01    Seller's Deliveries. At the Closing, Seller shall deliver to Buyer the following:

a.The assignments and assumptions of membership interests in the form attached hereto as Exhibits A-1, A-2 and A-3, attached hereto (the “Assignment and Assumptions”), executed by Seller.

b.The limited liability company operating agreement of GS - RBH Newark Holdings, LLC in the form attached hereto as Exhibit B (the “GS - RBH Agreement”), executed by Seller whereby TRB shall be granted certain economic interests in GS-RBH Newark Holdings, LLC, the entity that shall become the sole member of the Company in conjunction with the consummation of the transaction contemplated hereby.

c.A certificate pursuant to Treasury Regulations Section 1.1445-2(b) that Seller is not a foreign person within the meaning of Section 1445 of the Code.

d.Any transfer tax forms required in connection with the closing of the transactions contemplated hereunder (the “Transfer Tax Forms”), duly executed by Seller and acknowledged (if applicable).

e.All other documents reasonably necessary or appropriate to be executed and delivered by Seller to consummate the transaction contemplated hereby.

Section 4.02    Buyer's Deliveries. At the Closing, Buyer shall deliver the following to Seller:

a.The Purchase Price.

b.The Assignment and Assumptions, executed by Buyer (or its designee).

c.The Transfer Tax Forms, duly executed by Buyer (or its designee) and acknowledged (if applicable).

d.the GS - RBH Agreement, executed by RBH Capital LLC, RBH Partners, LLC and Buyer.
e.A general release in favor of Seller and its affiliates and their respective direct and indirect members, shareholders, partners, managers, officers, directors, trustees and employees executed by Buyer, the Company, East Mezz, Project A QALICB, RBH Partners, LLC, RBH Capital LLC and Ron Beit Halachmy (collectively, the “Releasors”), in the form attached hereto as Exhibit D.
f.Copies of all consents, approvals, waivers or authorizations from the holders of any indebtedness of the Company or its subsidiaries or which is secured by any of the Company’s or its subsidiaries’ assets or properties which are required in connection with the consummation of the transactions that are the subject of this Agreement.

g.Intentionally omitted.

h.Those certain letters dated as of December 21, 2015, and December 22, 2015, copies of which are attached hereto as Exhibit C, delivered to Seller and/or its counsel from McManimon, Scotland & Baumann, LLC, counsel to the Company, each containing as enclosures true and correct copies of all documents and instruments that, to the actual knowledge (after due inquiry) of the attorneys within such law firm who have been directly involved in representing the Company and/or its subsidiaries and/or affiliates, have been executed by Seller or any of its affiliates (including, without limitation, BRT) in connection with the Company, or any of the Company’s subsidiaries or affiliates (including, without limitation, any transactions which the Company or any of its subsidiaries or affiliates are or have been a party).

i.All other documents reasonably necessary or appropriate to be executed and delivered by Buyer or the Company to consummate the transaction contemplated hereby.

ARTICLE V
Tax And Reporting Matters

Section 5.01    Allocation of Company Income and Loss. Buyer shall cause the Company, East Mezz and Project A QALICB to allocate all items of their respective income, gain, loss, deduction or credit attributable to the Membership Interests (or the Sliver Interests, if applicable) for the taxable year of the Closing based on a closing of the books of Company, East Mezz or Project A QALICB, as applicable, as of the Closing Date in accordance with Treasury Regulation Section 1.706-1(c)(2). This Section 5.01 shall survive the Closing.

Section 5.02    Section 754 Election. Buyer shall cause each of the Company, East Mezz and Project A QALICB's to make an election under Section 754 of the Code. This Section 5.02 shall survive the Closing.

Section 5.03    Reporting Cooperation. Buyer agrees to assume, from and after the date hereof, all obligations with respect to federal, state and local income tax informational reporting related to the Membership Interests and the Sliver Interests.  Buyer and Seller each agrees to cooperate with the other party(ies) to the extent reasonably necessary to fulfill their obligations with respect to such informational reporting with respect to the Membership Interests and the Sliver Interests.  Buyer and the Company each agree to provide, and cause East Mezz and Project A QALICB to provide, to Seller, promptly upon request and at no cost to Seller, such information (financial and otherwise), to the extent in the possession of or reasonably available to Buyer, the Company, East Mezz or Project A QALICB, as Seller believes in good faith  is necessary or appropriate to comply with the public disclosure duties and responsibilities of any of Seller and/or any of its affiliates, including without limitation, the type of information as the Company and its manager(s), member(s) and/or subsidiaries have provided to Seller and/or its affiliates in the past.  Buyer and the Company, each for itself and on behalf of their respective affiliates (including, without limitation, each of the Releasors and all subsidiaries of the Company), acknowledge that Seller and/or its affiliates are subject to the reporting requirements imposed pursuant to, among other things, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and that the failure of one of more of Seller and/or its affiliates to comply with such requirements, as a result of any non-compliance with the foregoing covenants by Buyer, the Company, or any of their respective affiliates or subsidiaries, could or may have a material adverse effect on Seller and/or its affiliates.  TIME IS OF THE ESSENCE with respect to all requirements, agreements and obligations set forth in this Section 5.03.  This Section 5.03 shall survive the Closing.

Section 5.04    Tax Covenants. Without the prior written consent of Seller, which shall not be unreasonably withheld, Buyer and the Company shall not, and shall not permit East Mezz or Project A QALICB, or any of the respective members, managers or subsidiaries of Buyer, the Company, East Mezz or Project A QALICB to, make, change or rescind any tax election, amend any tax return or take any position on any tax return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the tax liability or reducing any tax asset of Seller or the Company or any of its subsidiaries (including, without limitation, East Mezz and Project A QALICB), in respect of any taxable period ending on or before the Closing Date (the “Pre-Closing Tax Period”) and, with respect to any taxable period that begins before and ends after the Closing Date (the “Straddle Period”), the portion of such taxable period ending on and including the Closing Date.  Buyer and the Company each agrees that Seller is to have no liability for any tax resulting from any action of Buyer, or from any action of the Company or any of its members, managers or subsidiaries (including, without limitation, East Mezz and Project A QALICB), after the Closing, and Buyer and the Company jointly and severally agree to indemnify and hold harmless Seller and its affiliates against any loss, cost, liability or expense, including reasonable attorneys’ fees, related to any such tax except to the extent Seller has granted its prior written consent as provided above.  Buyer and/or the Company shall prepare, or cause to be prepared, all tax returns required to be filed by the Company and/or its subsidiaries (including, without limitation, East Mezz and Project A QALICB), after the Closing Date with respect to such Pre-Closing Tax Period.  Any such tax return shall be prepared in a manner consistent with past practice (unless otherwise required by law) and without a change of any election or any accounting method and shall be submitted by Buyer (or the Company) to Seller (together with schedules, statements and, to the extent requested by Seller, supporting documentation) at least thirty (30) days prior to the due date (including extensions) of such tax return.  If Seller objects to any item on any such tax return, it shall, within ten (10) days after delivery of such tax return, notify Buyer and the Company in writing that it so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection.  If a notice of objection shall be duly delivered, Buyer, the Company and

Seller shall negotiate in good faith and use their reasonable best efforts to resolve such items.  If Buyer, Company and Seller are unable to reach such agreement within ten (10) days after receipt by Buyer and the Company of such notice, the disputed items shall be resolved by a nationally recognized accounting firm jointly selected by Seller and the Company (the “Accounting Referee”) and any determination by the Accounting Referee shall be final.  The preparation and filing of any tax return of the Company that does not include a Pre-Closing Tax Period shall be exclusively within the control of Buyer and the Company.  Buyer, the Company and Seller shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any tax return pursuant to this Section 5.04 or in connection with any audit or other proceeding in respect of taxes of the Company and/or its subsidiaries (including, without limitation, East Mezz and Project A QALICB).  Such cooperation and information shall include providing copies of relevant tax returns or portions thereof, together with schedules, related work papers and documents relating to rulings or other determinations by tax authorities. This Section 5.04 shall survive for a period of twelve (12) months after the Closing Date.

Section 5.05    Seller REIT Status. Notwithstanding anything to the contrary set forth herein, Buyer and the Company each hereby acknowledges that each entity comprising Seller is a direct or indirect subsidiary of BRT Realty Trust, a Massachusetts business trust, and any successor and/or assignee thereof (“BRT”), a real estate investment trust within the meaning of Sections 856-859 of the Code (a “REIT”); accordingly, Buyer and the Company shall not, and shall not permit East Mezz or Project A QALICB, or any of the respective members, managers, affiliates or subsidiaries of Buyer, the Company, East Mezz or Project A QALICB to, cause or allow the Company or any of its subsidiaries or affiliates (including, without limitation, East Mezz and Project A QALICB), to take any action, or fail to take action, with respect to any Pre-Closing Tax Period or any Straddle Period, which could result in or contribute to BRT (or any successor REIT) failing to qualify as a REIT. Buyer and the Company shall promptly inform Seller in writing in the event Buyer, the Company, or any of their respective subsidiaries or affiliates (including, without limitation, East Mezz and Project A QALICB), has any correspondence with any taxing authorities with respect to with respect to any Pre-Closing Tax Period or any Straddle Period, and shall promptly furnish to Seller a true and correct copy of any such correspondence. This Section 5.05 shall survive the Closing Date.

ARTICLE VI
INDEMNIFICATION

Section 6.01    Survival of Representations and Covenants. All representations, warranties, covenants and agreements contained herein and all related rights to indemnification shall survive the Closing.

Section 6.02    Indemnification By Seller. Seller shall defend, indemnify and hold harmless Buyer, its affiliates and their respective direct and indirect members, shareholders, partners, managers, officers, directors, trustees and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including reasonable attorneys' fees and disbursements (a "Loss"), arising from or relating to:

a.any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or any document to be delivered hereunder; and/or

b.any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or any document to be delivered hereunder.

Section 6.03    Indemnification. Buyer, the Company and Indemnitor hereby jointly and severely agree to defend, indemnify and hold harmless Seller, its affiliates and their respective direct and indirect members, shareholders, partners, managers, officers, directors, trustees and employees from and against all Losses (the “Indemnification”) arising from or relating to:

a.any inaccuracy in or breach of any of the representations or warranties of Buyer and/or any of the Releasors contained in this Agreement or any document to be delivered hereunder, provided that Buyer shall have no obligation to provide the Indemnification with respect to the representations and warranties set forth in Section 3.08 above (but the Company and Indemnitor remain fully obligated to provide such Indemnification); and/or

b.any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer and/or any of the Releasors pursuant to this Agreement or any document to be delivered hereunder; and/or

c.the RAB Indemnities and Guaranties.

Section 6.04	Additional Indemnification; Post-Closing Covenants.

a.The Company and Indemnitor hereby jointly and severely agree to defend, indemnify and hold harmless Seller, its affiliates and their respective direct and indirect members, shareholders, partners, managers, officers, directors, trustees and employees from and against all Losses arising from or relating to the Company or any of its subsidiaries (including, without limitation, East Mezz and Project A QALICB), or any of such entities’ properties or business activities, whether created or arising prior to or after the date of this Agreement excluding any Losses attributable solely to the willful misconduct or fraud of Seller or its affiliates.

b.Each of Ron Beit Halachmy, Buyer, the Company and Indemnitor hereby agrees to use its diligent best efforts to cause U.S. Bank National Association, New Jersey Economic Development Authority and The Prudential Insurance Company of America to execute and deliver to Seller releases of Seller, Seller’s affiliates, and each of their respective members, shareholders, partners, managers, officers and directors, from any and all liabilities and obligations under each of the RAB Indemnities and Guaranties in the forms attached hereto as Exhibits E-1 and E-2 (collectively, the “RAB Releases”).

c.Ron Beit Halachmy, Buyer, the Company and Indemnitor shall not, and shall not permit, until the delivery of the RAB Releases, any direct or indirect subsidiary of any of the foregoing, to take any action to amend any of the RAB Indemnities and Guaranties, or any of the documents or instruments now existing or hereafter executed in connection therewith, including, without limitation, the “Documents” (as such term is defined in any of the RAB Indemnities and Guaranties) other than the RAB Releases.

Section 6.05    Cumulative Remedies. The rights and remedies provided in this Article VI are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

ARTICLE VII
MISCELLANEOUS

Section 7.01    Expenses. Except as otherwise provided in Section 1.04, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, provided that all costs and expenses which may be incurred by the Company or its subsidiaries (including, without limitation, East Mezz and Project A QALICB) in connection with or as a result of this Agreement and the transactions contemplated hereby (including but not limited to all costs of obtaining any required consents from any third party) shall be paid by the Company or Buyer without contribution by Seller. The provisions of this Section 7.01 shall survive the Closing.

Section 7.02    Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 7.03    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when delivered to the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, provided that a copy of any such notice shall also be simultaneously sent by one of the other methods provided in this Section 7.03; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.03):

If to Seller:	c/o BRT Realty Trust 60 Cutter Mill Road, Suite 303 Great Neck, NY 11021 E-mail: jeffg@brtrealty.com Attention: Jeffrey Gould
with a copy to:	c/o BRT Realty Trust 60 Cutter Mill Road, Suite 303 Great Neck, NY 11021 E-mail: srosenzweig@gouldlp.com Attention: Steven Rosenzweig
with a copy to:	Westerman Ball Ederer Miller Zucker & Sharfstein, LLP 1201 RXR Plaza Uniondale, NY 11556 E-mail: psharfstein@westermanllp.com Attention: Philip L. Sharfstein, Esq.
If to Buyer, the Company, Indemnitor or any Releasor:	c/o RBH Group, LLC 89 Market Street, 8th Floor Newark, NJ 07102 Attention: Ron Beit Email: ron@rbhgrp.com
with a copy to:	Hunton & Williams LLP 200 Park Avenue 52nd Floor New York, NY 10166-0005 Attention: Laurie A. Grasso, Esq. Email: lgrasso@hunton.com
The attorneys for the respective parties are authorized to give notices on behalf of such party.
Section 7.04    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.05    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 7.06    Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in documents to be delivered hereunder, the Exhibits, the Schedules, the statements in the body of this Agreement will control.

Section 7.07    Successors and Assigns. This Agreement may not be assigned without the written consent of the other parties to this Agreement; provided that Buyer shall be entitled to designate RBH Investor II, LLC, an entity wholly owned by Ron Beit-Halachmy, as its designee hereunder, to receive the assignment, as the assignee hereunder, of the Sliver Interests from Seller (it being acknowledged for the avoidance of doubt that Buyer and any such assignee or designee shall thereafter be jointly and severally liable for all of Buyer’s obligations and liabilities hereunder and under any other document executed in connection with the closing contemplated hereunder, and no assignment or designation shall relieve Buyer from its liabilities or obligations hereunder or otherwise). This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and designees.

Section 7.08    No Third-Party Beneficiaries. Except as provided in Articles V and VI, this Agreement is for the sole benefit of the parties hereto and their respective successors, assigns and designees, and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.09    Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

Section 7.10    Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 7.11    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

Section 7.12    Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and county of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 7.13    Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 7.14    Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Each party hereto (i) agrees that it shall not oppose the granting of such specific performance or relief and (ii) hereby irrevocably waives any requirements for the security or posting of any bond in connection with such relief.

Section 7.15    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 7.16    Non-Recourse.

a.IN NO EVENT SHALL SELLER’S DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, MEMBERS, MANAGERS, OWNERS OR ANY OFFICER, DIRECTOR, TRUSTEE, EMPLOYEE, ATTORNEY OR AGENT OF ANY OF THE FOREGOING, HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER BASED ON AGREEMENT, COMMON LAW, STRICT TORT LIABILITY, STATUTE, EQUITY OR OTHERWISE.

b.EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENT EXECUTED IN CONNECTION WITH THE CLOSING OF THE TRANSACTION THAT IS THE SUBJECT HEREOF, IN NO EVENT SHALL BUYER’S DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, MEMBERS, MANAGERS, OWNERS OR ANY OFFICER, DIRECTOR, TRUSTEE, EMPLOYEE, ATTORNEY OR AGENT OF ANY OF THE FOREGOING, HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER BASED ON AGREEMENT, COMMON LAW, STRICT TORT LIABILITY, STATUTE, EQUITY OR OTHERWISE.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER: TRB NEWARK ASSEMBLAGE LLC By: BRT Realty Trust, its Sole Member
By_____________________ Name: Title:

TRB NEWARK TRS LLC By: BRT Realty Trust, its Member
By_____________________ Name: Title:
BUYER: RBH Partners III, LLC By: RBH Investor LLC, its Managing Member
By: _____________________ Name: Ron Beit-Halachmy Title: Sole Member
THE COMPANY: RBH-TRB Newark Holdings, LLC By: RBH Capital, LLC, its Managing Member
By:_____________________ Name: Ron Beit-Halachmy Title: Sole Member